Exhibit 23.2

[BDO SEIDMAN, LLP LETTERHEAD]

IRIS International, Inc

9172 Eton Avenue

Chatsworth, CA 91311

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated March 3, 2006, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of IRIS International, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO SEIDMAN, LLP

Los Angeles, California

June 29, 2006